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                                                                    Exhibit q(1)

                          CITIFUNDS FIXED INCOME TRUST

      The undersigned, pursuant to his powers of substitution under Powers of Attorney previously granted by each of Riley C. Gilley, Diana R. Harrington, Susan B. Kerley, Heath B. McLendon, C. Oscar Morong, Jr. and E. Kirby Warren (the "Principals"), hereby constitutes and appoints the persons named on Exhibit A hereto and each of them, with full powers of substitution, as the Principals' true and lawful attorneys and agents to execute in each of their names and on each of their behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, filed by CitiFunds Fixed Income Trust (on behalf of each of its series now or hereinafter created) (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and any and all other instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of February, 2001.



/s/ Philip W. Coolidge
----------------------------
Philip W. Coolidge




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                                                                       Exhibit A
                                                                       ---------

Heath B. McLendon
Lewis E. Daidone
Irving David
Robert I. Frenkel
Thomas C. Mandia
Rosemary D. Emmens
Harris Goldblat